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                                                                   EXHIBIT 10.11

                 AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT
                                 ("AGREEMENT")

         THIS AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT WITH LETTER OF CREDIT SUBLIMIT as amended, modified and supplemented from time to time, (the "Agreement") dated as of February 28, 1998 (the "Effective Date"), is by and between PERVASIVE SOFTWARE INC. ("Borrower"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION formerly known as TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank") and is effective as of the Effective Date.

                             PRELIMINARY STATEMENT

         The Bank and Borrower have entered into an Amendment and Restatement of Agreement dated as of March 31, 1997 (the "Credit Agreement"). The Bank and the Borrower have agreed to amend and restate and replace the Credit Agreement to the extent set forth herein, in order to among other things, renew, increase and extend a $4,000,000.00 revolving line of credit to Borrower.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Bank and the Borrower hereby agree to amend, restate and replace the Credit Agreement to read and be as follows:


1.   THE LOANS.
REVOLVING CREDIT NOTE 1.1.A Subject to the terms and conditions hereof, Bank agrees to make loans ("Revolving Loan" or "Revolving Loans") to Borrower from time to time before the Termination Date, not to exceed at any one time outstanding the lesser of the Borrowing Base or $4,000,000.00 (the "Commitment"). Borrower has the right to borrow, repay and reborrow. The Loans may only be used for financing timing differences in cash flow or to fund acquisitions. Chapter 15 of the Texas Credit Code will not apply to this Agreement, the Revolving Note or any Revolving Loan. Revolving Loans shall take the form of advances under the Revolving Note (as hereinafter defined) (each and all advances hereinafter referred to as "Revolving Loan" or "Revolving Loans"), or issuances of standby letters of credit ("Standby L/Cs") by Bank. Standby L/Cs issued by Bank hereunder are hereafter referred to as "Letter of Credit" ("L/C"). The Revolving Loans will be evidenced by, and will bear interest and be payable as provided in, the promissory note of Borrower dated the Effective Date (together with any and all renewals, extensions, modifications and replacements thereof and substitutions therefor, the "Revolving Note"), which is given in renewal, increase, modification and extension of that certain promissory note dated March 31, 1997 in the original principal amount of $2,000,000.00, maturing on March 31, 1998 (including all prior notes of which said note represents a renewal, extension, modification, increase, substitution, rearrangement or replacement thereof, the "Renewed Note"). The parties hereto agree that there is as of the Effective Date an outstanding principal balance of $-0- under the Note and $50,000 in L/C Obligations outstanding, leaving a balance as of the Effective Date of $3,950,000.00 under the Commitment available for Loans and issuance of L/C's subject to the terms and conditions of this Agreement. The "Note" as used in the Credit Agreement shall also refer to the "Note" as used in this Amendment. "Termination Date" means the earlier of: (a) September 30, 1999; or (b) the date specified by Bank pursuant to Section 6.1 hereof.

LETTERS OF CREDIT 1.1.B.

(i) Subject to the approval of the Bank, Letters of Credit may be issued from time to time on and after the Effective Date, but not including the Termination Date for the account of any of the Borrowers and in favor of such Person or Persons as may be designated by any Borrower. Each Letter of Credit shall have an expiration date of no later than the Termination Date in the case of Standby L/C's;

(ii) As a condition precedent to the issuance of any Letter of Credit, Bank shall have received an application ("Application" or "Applications") substantially in the form of, in the case of Standby L/C's, Exhibit A attached hereto, duly completed and executed by the Borrower in Proper Form not less than two (2) Business Day(s) prior to the date on which the Letter of Credit is to be issued;

(iii) The Commitment shall be reduced by an amount equal to the sum of: (a) the face amount of all outstanding Letters of Credit; and (b) the amount of any unreimbursed drawings or other amounts owing to the Bank under or in respect of any Letter of Credit or Application (items (a) and (b) are hereinafter collectively referred to as the "L/C Obligations") such that, on any date, the sum of (x) all Loans outstanding on such date and
        (y) all L/C Obligations on such date does not exceed the Commitment;

(iv) The total aggregate amount of "L/C Obligations" shall never exceed $500,000.00;

(v) The issuance of each Letter of Credit shall be subject to the following conditions precedent: (a) no Event of Default has occurred and is continuing; and (b) each request by Borrower for the issuance of a Letter of Credit shall be deemed to be a representation to that effect and to the further effect that the representations and warranties contained in Section 3 of the Agreement are true and correct as of the date of such request as if made on and as of such date; and (c) Bank receives an Application in Proper Form and any and all other such agreements and documents reasonably required by the Bank in connection with such Letter of Credit;

(vi) Each and all of any of the Borrower's liabilities and obligations under or in connection with any Letter of Credit is secured by the Collateral securing the Note and the Bank is entitled to all rights, powers, benefits, privileges and remedies granted under any provision of the Security Documents and all other Loan Documents or by law or in equity;

(vii) In consideration for the issuance of each Letter of Credit, the Borrower agrees to pay to the Bank a letter of credit issuance fee ("Fee") in respect of such Letter of Credit in an amount equal to the greater of:
        (a) in the case of Standby L/C's one and one-half percent (1 1/2%) per annum on the face amount of such Letter of Credit; and (b) the minimum fee for such Letter of Credit established by the Bank from time to time and in effect as of the date on which such Letter of Credit is to be issued. The Fee shall be paid to the Bank at its main offices to the attention of the Manager, Documentary Services Division in advance of issuance of the Letter of Credit;

(viii) Bank may, but is not required to do so, make advances under the Note without notice to any Borrower to make payment on any Letter of Credit; and

(ix)    Letters of Credit shall be for business purposes.

1.1.C. Bank has issued a L/C (not under the Commitment, "Stand-alone L/C") in the amount of $126,000.00, issued October 3, 1996 with an expiry date of November 30, 1999, No. I-465222, with Colina West Limited as the beneficiary.

COMMITMENT FEE 1.2 Borrower will pay a commitment fee (computed on the basis of the actual number of days elapsed in a year comprised of 360 days of 1/8% per annum on the daily average difference between the Commitment and the principal balance of the Revolving Note, from the date hereof to the Termination Date. The Commitment fee is due and payable quarterly, on the last day of each third month after the Effective Date, in arrears.

PAST DUE AMOUNTS 1.3 Each past due amount due to Bank in connection with the Loan Documents will bear interest from its due date until paid at the Highest Lawful Rate unless the applicable Loan Document provides otherwise.

CONFIRMATION OF SECURITY INTERESTS 1.4. Borrower confirms and ratifies each of the liens, security interests and other interests granted in each and all security agreements executed in connection with, related to, or securing the Renewed Note as extending to and securing the Loans, the Notes and the L/C's including but not limited to each of those interests and liens described in the following listed Security Agreements. Borrower further agrees and acknowledges that the terms "secured indebtedness" and "indebtedness secured hereby" as used in any security agreement including any supplemental security agreements executed in connection with or related to, or securing the Renewed Note, or any other indebtedness of Borrower to Bank, including but not limited to the following security agreements executed by Borrower and delivered to Bank:
Security Agreement - Accounts and General Intangibles executed as of September 18, 1996; Security Agreement - Inventory executed as of September 18, 1996; the Security Agreement - Equipment and Fixtures executed as of March 31, 1997 including any Supplemental Security Agreements supplementing any of the foregoing, and any other security agreements previously executed by Borrower and delivered to Bank and not released by Bank and all security agreements executed as of the Effective Date (each and all "Security Agreements") include, but are not limited to, each and all indebtedness of all character and kind related to or evidenced by the Renewed Note, the L/Cs, the Notes and related to the Loan Documents.

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2.   CONDITIONS PRECEDENT.
ALL LOANS 2.1 Bank is not obligated to make any Loan or to issue any Letter of Credit unless: (a) Bank has received the following, duly executed and in Proper
Form: (1) a Request for Revolving Loan, substantially in the form of Exhibit B, not later than one (1) Business Day before the date (which shall also be a Business Day) of the proposed Revolving Loan; provided however, Bank may accept and act upon verbal advance requests received from a Borrower's representative reasonably believed by Bank to be authorized to make such requests; (2) for the issuance of any Letter of Credit, a duly executed Application in Proper Form by Borrowers within the time set forth in Section 1.1.B.(ii); and (3) such other documents as Bank reasonably may require; (b) no Event of Default exists; and
(c) the making of the Loan is not prohibited by, or subjects Bank to any penalty or onerous condition under any Legal Requirement.

3. REPRESENTATIONS AND WARRANTIES. To induce Bank to enter into this Agreement and to make the Loans, Borrower represents and warrants as of the Effective Date and the date of each request for a Loan that each of the following statements is and shall remain true and correct throughout the term of this Agreement:

ORGANIZATION AND STATUS 3.1 Borrower and each Subsidiary of Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; has all power and authority to conduct its business as presently conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable. Borrower has no Subsidiary other than those listed on Annex II and each Subsidiary is owned by Borrower in the percentage set forth on Annex II. If Borrower is subject to the Texas Revised Partnership Act ("TRPA"), Borrower agrees that Bank is not required to comply with Section 3.05(d) of TRPA and agrees that Bank may proceed directly against one or more partners or their property without first seeking satisfaction from partnership property.

FINANCIAL STATEMENTS 3.2 All financial statements delivered to Bank are complete and correct and fairly present, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), the financial condition and the results of operations of Borrower and each Subsidiary of Borrower as at the dates and for the periods indicated. No material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of Borrower or any Subsidiary of Borrower since the dates of such financial statements. To the extent that financial information provided by Borrower or a Subsidiary of Borrower consists of pro-forma or projected data for future periods, Bank acknowledges that such data shall be based on good faith estimates and assumptions which may vary from actual results actually achieved for such periods. Neither Borrower nor any Subsidiary of Borrower is subject to any instrument or agreement materially and adversely affecting its financial condition, business or affairs.

ENFORCEABILITY 3.3 The Loan Documents are legal, valid and binding obligations of the Parties enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally. The execution, delivery and performance of the Loan Documents have all been duly authorized by all necessary action; are within the power and authority of the Parties; do not and will not violate any Legal Requirement, the Organizational Documents of the Parties or any agreement or instrument binding or affecting the Parties or any of their respective Property.

COMPLIANCE 3.4 Borrower and each Subsidiary of Borrower has filed all applicable tax returns and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith and for which adequate reserves have been established. Borrower and each Subsidiary of Borrower is in compliance with all applicable Legal Requirements and manages and operates (and will continue to manage and operate) its business in accordance with good industry practices. Neither Borrower nor any Subsidiary of Borrower is in default in the payment of any other indebtedness or under any agreement to which it is a party. The Parties have obtained all consents of and registered with all Governmental Authorities or other Persons required to execute, deliver and perform the Loan Documents.

LITIGATION 3.5 Except as previously disclosed to Bank in writing, there is no litigation or administrative proceeding pending or, to the knowledge of Borrower, threatened against, nor any outstanding judgment, order or decree affecting Borrower or any Subsidiary of Borrower before or by any Governmental Authority.

TITLE AND RIGHTS 3.6 Borrower and each Subsidiary of Borrower has good and marketable title to its Property, free and clear of any Lien except for Liens permitted by this Agreement and the other Loan Documents. Except as otherwise expressly stated in the Loan Documents or permitted by this Agreement, the Liens of the Loan Documents will constitute valid and perfected first and prior Liens on the Property described therein, subject to no other Liens whatsoever. Borrower and each Subsidiary of Borrower possesses all permits, licenses, patents, trademarks and copyrights required to conduct its business. All easements, rights-of-way and other rights necessary to maintain and operate Borrower's Property have been obtained and are in full force and effect.

REGULATION U; BUSINESS PURPOSE 3.7 None of the proceeds of any Loan will be used to purchase or carry, directly or indirectly, any margin stock or for any other purpose which would make this credit a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. All Loans will be used for business, commercial, investment or other similar purpose and not primarily for personal, family, or household use or primarily for agricultural purposes as such terms are used in Chapter One of the Texas Credit Code.

ENVIRONMENT 3.8 Borrower and each Subsidiary of Borrower have complied with applicable Legal Requirements in each instance in which any of them have generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, on or off its premises (whether or not owned by any of them). Neither Borrower nor any Subsidiary of Borrower has any material contingent liability for non-compliance with environmental or hazardous waste laws. Neither Borrower nor any Subsidiary of Borrower has received any notice that it or any of its Property or operations does not comply with, or that any Governmental Authority is investigating its compliance with, any environmental or hazardous waste laws.

INVESTMENT COMPANY ACT/PUBLIC UTILITY HOLDING COMPANY ACT 3.9 Neither Borrower nor any Subsidiary of Borrower is an "investment company" within the meaning of the Investment Company Act of 1940 or a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

STATEMENTS BY OTHERS 3.10 All statements made by or on behalf of Borrower, any Subsidiary of Borrower or any other of the Parties by any officer, or other person authorized by Borrower or acting on Borrower's behalf with Borrower's knowledge, in connection with any Loan Document constitute the joint and several representations and warranties of Borrower hereunder.

4. AFFIRMATIVE COVENANTS -- BORROWER AND SUBSIDIARIES. Borrower agrees to do, and if necessary cause to be done, and cause its Subsidiaries to do, each of the following:

CORPORATE FUNDAMENTALS 4.1 (a) Pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested in good faith and adequate reserves have been established therefor; (b) Renew and keep in full force and effect all of its licenses, permits and franchises; (c) Do all things necessary to preserve its corporate existence and its qualifications and rights in all jurisdictions where such qualification is necessary or desirable; (d) Comply with all applicable Legal Requirements; and (e) Protect, maintain and keep in good repair its Property and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently.

INSURANCE 4.2 Maintain insurance with such reputable financially sound insurers, on such of its Property and personnel, in such amounts and against such risks as is customary with similar Persons or as may be reasonably required by Bank, and furnish Bank satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the other Loan Documents. Bank must be named as a beneficiary, loss payee or additional insured of such insurance as its interest may appear and Borrower must provide Bank with copies of the policies of insurance and a certificate of the insurer that the insurance required by this section may not be canceled, reduced or affected in any manner without 30 days' prior written notice to Bank. Provided, however, that in the case of any inventory Collateral that is maintained at a location permitted under the Loan Documents which is not owned or leased premises of Borrower, Borrower shall not be required to insure such inventory.

FINANCIAL INFORMATION 4.3 Furnish to Bank in Proper Form (i) the financial statements prepared in conformity with GAAP on consolidated and consolidating bases and the other information described in, and within the times required by, Exhibit C, Reporting Requirements, Financial Covenants and Compliance Certificate attached hereto and incorporated herein by reference; (ii) within the time required by Exhibit C, Exhibit C signed and certified by the

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controller, director of finance, president or chief financial officer of
Borrower; (iii) promptly after such request is submitted to the appropriate Governmental Authority, any request for waiver of funding standards or extension of amortization periods with respect to any employee benefit plan; (iv) copies of special audits, studies, reports and analyses prepared for the management of Borrower by outside parties and (v) such other information relating to the financial condition and affairs of the Borrower and guarantors and their Subsidiaries as Bank may request from time to time in its reasonable discretion.

MATTERS REQUIRING NOTICE 4.4 Notify Bank immediately, upon acquiring knowledge of (a) the institution or threatened institution of any lawsuit or administrative proceeding which, if adversely determined, might materially adversely affect Borrower; (b) any material adverse change in the assets, liabilities, financial condition, business or affairs of Borrower; (c) any Event of Default; or (d) any reportable event or any prohibited transaction involving potentially material adverse effect in connection with any employee benefit plan.

INSPECTION 4.5 Permit Bank and its affiliates to inspect and photograph its Property, to examine and copy its files, books and records, and to discuss its affairs with its officers and accountants, at such times and intervals and to such extent as Bank reasonably requests.

ASSURANCES 4.6 Promptly execute and deliver any and all further agreements, documents, instruments, and other writings that Bank may request to cure any defect in the execution and delivery of any Loan Document or more fully to describe particular aspects of the agreements set forth or intended to be set forth in the Loan Documents.

CERTAIN CHANGES 4.7 Notify Bank at least 30 days prior to the date that any of the Parties changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records or the location of any of the Collateral.

EXHIBIT D 4.8 Comply with each of the other affirmative covenants set forth in Exhibit C.

5. NEGATIVE COVENANTS. The Borrower will not, and no Subsidiary of Borrower will:

INDEBTEDNESS 5.1 Create, incur, or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to, any Indebtedness, contingent or otherwise unless there is a permitted amount set forth in Exhibit C, except: (a) Indebtedness to Bank, or secured by Liens permitted by this Agreement, or otherwise approved in writing by Bank, and renewals and extensions (but not increases) thereof; and (b) current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and Persons providing services, for expenditures for goods and services normally required by it in the ordinary course of business and on ordinary trade terms.

LIENS 5.2 Create or permit to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or other Property, unless there is a permitted amount set forth in Exhibit C, except: (a) Liens, not for borrowed money, arising in the ordinary course of business; (b) Liens for taxes not delinquent or being contested in good faith by appropriate proceedings; (c) Liens in effect on the date hereof and disclosed to Bank in writing, so long as neither the indebtedness secured thereby nor the Property covered thereby increases; and (d) Liens in favor of Bank, or otherwise approved in writing by Bank (which shall be deemed to include any lien specifically permitted by this Agreement). Notwithstanding anything to the contrary herein, Borrower will not, and no Subsidiary of Borrower will permit any Lien on any inventory that secures the Loans unless Bank shall provide Borrower with Bank's prior written consent.

FINANCIAL AND OTHER COVENANTS 5.3 Fail to comply with the required financial covenants and other covenants described, and calculated as set forth, in Exhibit
C. Unless otherwise provided on Exhibit C, all such amounts and ratios will be calculated: (a) on the basis of GAAP; and (b) on a consolidated basis. Compliance with the requirements of Exhibit C will be determined as of the dates of the financial statements to be provided to Bank.

CORPORATE CHANGES 5.4 In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation; (c) sell or dispose of any interest in any of its Subsidiaries, or permit any of its Subsidiaries to issue any additional equity other than to Borrower; (d) sell, convey or lease all or any substantial part of its assets, except for sale of inventory in the ordinary course of business.

NATURE OF BUSINESS; MANAGEMENT 5.5 Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged, or permit any change in its Chief Executive Officer , unless approved in writing by Bank.

AFFILIATE TRANSACTIONS 5.6 Enter into any transaction or agreement with any Affiliate except upon terms substantially similar to those obtainable from wholly unrelated sources.

SUBSIDIARIES 5.7 Form, create or acquire any Subsidiary (other than as disclosed in Annex II).

LOANS AND INVESTMENTS 5.8 Unless otherwise provided on Exhibit C, make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of, any Person, except: (a) readily marketable direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000.00; (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service; or (d) a mutual fund predominantly invested in investments described in (a), (b), and (c).

6.   EVENTS OF DEFAULT AND REMEDIES.

REMEDIES 6.1 IF ANY EVENT OF DEFAULT OCCURS, then Bank may do any or all of the following: (1) declare the Obligations to be immediately due and payable without notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to any Obligor, terminate the Commitment and accelerate the Termination Date; (3) set off, in any order, against the indebtedness of Borrower under the Loan Documents any debt owing by Bank to Borrower (whether such debt is owed individually or jointly), including, but not limited to, any deposit account, which right is hereby granted by Borrower to Bank; and (4) exercise any and all other rights pursuant to the Loan Documents, at law, in equity or otherwise; PROVIDED, HOWEVER, that Borrower shall have a period of 10 days to cure ("Cure Period") any default that consists of delay in delivery of financial statements or reports, or curable failure to maintain a financial covenant set out in Exhibit
D. During the Cure Period, and Event of Default shall be deemed to have occurred and be continuing until cured, but Bank shall not exercise any of the remedies set out in this section EXCEPT THAT Bank shall not be obligated to fund any Loan under the Commitment. If an Event of Default subject to a Cure Period is not fully cured during such Cure Period, then Bank shall have all the rights and remedies provided for in this Note, the Loan Documents and otherwise as if such Cure Period had in no way existed, and Borrower expressly agrees that all actions taken by Bank thereafter shall relate back to the first date of the Event of Default for all purposes.

EVENTS OF DEFAULT 6.2 Each of the following is an "Event of Default":
(a) Any Obligor fails to pay any principal of or interest on the Note or under any application or any other obligation under any Loan Document as and when due; or
(b) Any Obligor or any Subsidiary of Borrower fails to pay at maturity, or within any applicable period of grace, any principal of or interest on any other borrowed money obligation or fails to observe or perform within any applicable period of grace any term, covenant or agreement contained in any agreement or obligation by which it is bound; or
(c) Any representation or warranty made in connection with any Loan Document was incorrect, false or misleading when made; or
(d) Any Obligor violates any covenant contained in any Loan Document; or
(e) An event of default occurs under any other Loan Document; or

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(f) Final judgment for the payment of money is rendered against Obligor or any
Subsidiary of Borrower and remains undischarged for a period of 30 days during which execution is not effectively stayed; or
(g) The sale, encumbrance or material abandonment (except as otherwise expressly permitted by this Agreement ) of any of the Collateral or the making of any levy, seizure, garnishment, sequestration or attachment thereof or thereon; or the loss, theft, substantial damage, or destruction of any material portion of such Property; or
(h) Any order is entered in any proceeding against Borrower or any Subsidiary of Borrower decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for 30 days; or
(i) Any Obligor or any subsidiary of Borrower makes a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, insolvency, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or any such petition or application shall be filed or any such proceeding shall be commenced against any Obligor or any subsidiary of Borrower and the Obligor or such subsidiary by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of any Obligor or any subsidiary of Borrower or granting relief to any Obligor or any subsidiary of Borrower or approving the petition in any such proceeding, and such order shall remain in effect for more than 30 days; or any Obligor or any subsidiary of Borrower shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its property which is not released, stayed, bonded or vacated within 30 days after its issue or levy; or
(j) Any Obligor or any Subsidiary of Borrower conceals or removes any part of its Property, with intent to hinder, delay or defraud any of its creditors, makes or permits a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or makes any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or
(k) A material adverse change occurs in the assets, liabilities, financial condition, business or affairs of any Obligor (determined on a consolidated basis).

REMEDIES CUMULATIVE 6.3 No remedy, right or power of Bank is exclusive of any other remedy, right or power now or hereafter existing by contract, at law, in equity, or otherwise, and all remedies, rights and powers are cumulative.

7.   MISCELLANEOUS.
NO WAIVER 7.1 No waiver of any default or Event of Default will be a waiver of any other default or Event of Default. No failure to exercise or delay in exercising any right or power under any Loan Document will be a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. The making of any Loan during either the existence of any default or Event of Default, or subsequent to the occurrence of an Event of Default will not be a waiver of any such default or Event of Default. No amendment, modification or waiver of any Loan Document will be effective unless the same is in writing and signed by the Person against whom such amendment, modification or waiver is sought to be enforced. No notice to or demand on any Person shall entitle any Person to any other or further notice or demand in similar or other circumstances.

NOTICES 7.2 All notices required under the Loan Documents shall be in writing and either delivered against receipt therefor, or mailed by registered or certified mail, return receipt requested, in each case addressed to the address shown on the signature page hereof or to such other address as a party may designate. Except for the notices required by Section 2.1, which shall be given only upon actual receipt by Bank, notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day).

GOVERNING LAW/ARBITRATION  7.3
(a) UNLESS OTHERWISE SPECIFIED THEREIN, EACH LOAN DOCUMENT IS GOVERNED BY TEXAS LAWS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. To the maximum extent permitted by law, any controversy or claim arising out of or relating to the Loans or any Loan Document, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the Loan Documents, shall, at the request of any party to the Loan or Loan Documents (either before or after the commencement of judicial proceedings), be settled by mandatory and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") and pursuant to Title 9 of the United States Code, or if Title 9 does not apply, the Texas General Arbitration Act. In any arbitration proceeding: (i) all statutes of limitations which would otherwise be applicable shall apply; and (ii) the proceeding shall be conducted in the city in which the office of Bank originating the Loans is located (i.e., Austin, Texas), by a single arbitrator if the amount in controversy is $1 million or less, or by a panel of three arbitrators if the amount in controversy (including but not limited to all charges, principal, interest fees and expenses) is over $1 million. Arbitrators are empowered to resolve any controversy by summary rulings substantially similar to summary judgments and motions to dismiss. Arbitrators may order discovery conducted in accordance with the Federal Rules of Civil Procedures. All arbitrators will be selected by the process of appointment from a panel, pursuant to the AAA Rules. Any award rendered in the arbitration proceeding will be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.
(b) If any party to the Loan Documents files a proceeding in any court to resolve any controversy or claim, such action will not constitute a waiver of right of such party or a bar to right of any other party to seek arbitration under the provisions of this Section or that of any other claim or controversy, and the court shall, upon motion of any party to the proceeding, direct that the controversy or claim be arbitrated in accordance with this Section.
(c) No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to the Loan Documents before, during or after any arbitration proceeding to: (i) exercise self-help remedies including but not limited to setoff or repossession; (ii) foreclose any Lien on or security interest in any Collateral; or (iii) obtain relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets or Collateral including, but not limited to attachments, garnishments, sequestrations, appointments of receivers, injunctions or other relief to preserve the status quo.
(d) To the maximum extent permitted by applicable law and the AAA Rules, neither Bank nor any Obligor or any Affiliate, officer, director, employee, attorney, or agent of either shall have any liability with respect to, and Bank and each Obligor waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental and consequential damages suffered or incurred by such Person in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents. Each of Bank and each Obligor waives, releases, and agrees not to sue each other or any of their Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Nothing contained herein, however, shall be construed as a waiver of any Obligor's or the Bank's right to compel arbitration of disputes pursuant to subparagraphs (a) and (b), above.
(e) Nothing herein shall be considered a waiver of the right or protections afforded Bank by 12 U.S.C. 91, Texas Banking Code Art. 342-609 or any similar statute.
(f) Each party agrees that any other party may proceed against any other liable Person, jointly or severally, or against one or more of them, less than all, without impairing rights against any other liable Persons. A party shall not be required to join the principal Obligor or any other liable Persons (e.g., sureties or guarantors) in any proceeding against any Person. A party may release or settle with one or more liable Persons as the party deems fit without releasing or impairing right to proceed against any Persons not so released.

SURVIVAL; PARTIES BOUND; TERM OF AGREEMENT 7.4 All representations, warranties, covenants and agreements made by or on behalf of Borrower in connection with the Loan Documents will survive the execution and delivery of the Loan Documents; will not be affected by any investigation made by any Person, and will bind Borrower and the successors, trustees, receivers and assigns of Borrower and will benefit the successors and assigns of Bank; provided that Bank's agreement to make Loans to Borrower or issue Letters of Credit will not inure to the benefit of any successor or assign of Borrower. Except as otherwise provided herein, the term of this Agreement will be until the later of the final maturity of the Revolving Note or the last expiry date of any Letter of Credit, whichever is later, and the full and final payment of all amounts due under the Loan Documents.

DOCUMENTARY MATTERS 7.5 This Agreement may be executed in several identical counterparts, on separate counterparts; each counterpart will constitute an original instrument, and all separate counterparts will constitute but one and the same instrument. The headings and captions in the Loan Documents have been included solely for convenience and should not be considered in construing the Loan Documents. If any provision of any Loan Document is invalid, illegal or unenforceable in any respect under any applicable law, the remaining provisions will remain effective. The Loans and all other obligations and indebtedness of Borrower to Bank are entitled to the benefit of the Loan Documents.

EXPENSES 7.6 Any provision to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement are consummated, Borrower agrees to pay on demand all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel for Bank) in

                               Page 4 of 6 Pages
connection with the negotiation, preparation, execution, filing, recording, modification, supplementing and waiver of the Loan Documents and the making, servicing and collection of the Loans. Borrower agrees to pay Bank's standard Documentation Preparation and Processing Fee for preparation, negotiation and handling of this Agreement, at customary rates charged by the Bank for the services.

INDEMNIFICATION 7.7 THE BORROWER AGREES TO INDEMNIFY, DEFEND AND HOLD BANK HARMLESS FROM AND AGAINST ANY AND ALL LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY AND EXPENSE (INCLUDING INTEREST, PENALTIES, ATTORNEYS' FEES AND AMOUNTS PAID IN SETTLEMENT) TO WHICH THE BANK MAY BECOME SUBJECT ARISING OUT OF OR BASED UPON THE LOAN DOCUMENTS, ANY LOAN OR THE RECEIPT, HANDLING, PAYMENT AND APPLICATION OF THE MONIES RECEIVED IN CONNECTION WITH THE COLLECTION ACCOUNT, INCLUDING THAT RESULTING FROM BANK'S OWN NEGLIGENCE, EXCEPT AND TO THE EXTENT CAUSED BY BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

NATURE OF OBLIGATIONS 7.8 If more than one Borrower executes this Agreement, all of the representations, warranties, covenants and agreements of Borrower shall be joint and several obligations of all Borrowers.

USURY NOT INTENDED 7.9 Borrower and Bank intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Agreement or any other Loan Document will never exceed the Highest Lawful Rate. If Bank contracts for, charges or receives any excess interest, it will be deemed a mistake. Bank will automatically reform the Loan Document or charge to conform to applicable law, and if excess interest has been received, Bank will either refund the excess to Borrower or credit the excess on any unpaid principal amount of the Note or any other Loan Document. All amounts constituting interest will be spread throughout the full term of the Loan Document or applicable Note in determining whether interest exceeds lawful amounts.

RIGHTS OF BORROWER AND BANK 7.10 Bank has not exercised any control, and Bank shall not exercise any control, over Borrower in the determination of which of Borrower's creditors Borrower will pay or which payments Borrower will make in the ordinary course of Borrower's business. Borrower, alone, shall exercise such judgment and determination. Nothing contained herein, however, shall, in any manner, affect, limit or impair the rights or remedies of Bank under this Agreement or any other Loan Documents as otherwise provided by applicable law, whether with regard to realization on the Collateral, rights of set off, compensation or otherwise.

SECURITY INTEREST IN ACCOUNTS RECEIVABLES OF NON-U.S. SUBSIDIARIES 7.11 The Bank, does not have, nor does any other party, a Security Interest in Accounts Receivables invoiced by non-U.S. subsidiaries of the Borrower.

NO COURSE OF DEALING 7.12 NO COURSE OF DEALING BY BORROWER WITH BANK, NO COURSE OF PERFORMANCE AND NO TRADE PRACTICES OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS AGREEMENT.

8. DEFINITIONS. Unless the context otherwise requires, capitalized terms used in Loan Documents and not defined elsewhere shall have the meanings provided by GAAP, except as follows:

Affiliate means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means to possess, directly or indirectly, the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Bank is not under any circumstances an Affiliate of Borrower or any of its Subsidiaries.

Accounts means all accounts as such term is defined in the Texas Business and Commerce Code, which represent amounts payable for goods and services provided to Account Debtors by Borrower.

Authority Documents means certificates of authority to transact business, certificates of good standing, borrowing resolutions (with secretary's certificate), secretary's certificates of incumbency, and other documents which empower and enable Borrower or its representatives to enter into agreements evidenced by Loan Documents or evidence such authority.

Business Day means a day when the main office of Bank is open for the conduct of commercial lending business.

Collateral means all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to Security Documents, or intended so to be.

Corporation means corporations, partnerships, limited liability companies, joint ventures, joint stock associations, associations, banks, business trusts and other business entities.

Government Accounts means receivables owed by the U.S. government or by government of any state, county, municipality, or other political subdivision as to which Bank's security interest or ability to obtain direct payment of proceeds is governed by any federal or state statutory requirements other than those of the UCC, including, without limitation, the Federal Assignment of Claims Act of 1940, as amended.

Governmental Authority means any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Bank or any Obligor, or any Subsidiary of Borrower or their respective Property.

Highest Lawful Rate means the maximum nonusurious rate of interest permitted to be charged by applicable Federal or Texas law (whichever permits the higher lawful rate) from time to time in effect. If Chapter One of the Texas Credit Code establishes the Highest Lawful Rate, the Highest Lawful Rate is the "indicated rate ceiling" as defined in that Chapter.

Indebtedness means and includes (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which indebtedness is being determined, in Property owned subject to such Lien, whether or not the Indebtedness secured thereby has been assumed.

Legal Requirement means any law, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

Lien shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.

Loan Documents means this Agreement, the Notes, the agreements, documents, instruments and other writings contemplated by this Agreement or listed on Annex I, all other assignments, deeds, guaranties, pledges, instruments, certificates and agreements now or hereafter executed or delivered to the Bank pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

Obligations means all principal, interest and other amounts which are or become owing under this Agreement, the Note or any other Loan Document.

Obligor means each Borrower and any guarantor, surety, co-signer, general partner or other person who may now or hereafter be obligated to pay all or any part of the Obligations.

Organizational Documents means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a limited liability company, the articles of organization, regulations and other documents establishing such entity, with respect to a partnership, joint venture, or trust, the agreement, certificate or instrument establishing such entity; in each case including all modifications and supplements thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by Bank.

Parties means all Persons other than Bank executing any Loan Document.

Person means any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

Proper Form means in form and substance satisfactory to the Bank.

Property means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

Security Documents means those Security Agreements listed on Annex I and all supplements, modifications, amendment, extensions thereof and all other agreements hereafter executed and delivered to Bank to secure the Loans.

Subordinated Debt means any Indebtedness subordinated to Indebtedness due Bank pursuant to a written subordination agreement in Proper Form by and among Bank, subordinated creditor and Borrower which at a minimum must prohibit: (a) any action by subordinated creditor which will result in an occurrence of an Event of Default or default under this Agreement, the subordination agreement or the subordinated Indebtedness; and (b) upon the happening of any Event of Default or default under any Loan Document, the subordination agreement, or any instrument evidencing the subordinated Indebtedness (i) any payment of principal and interest on the subordinated Indebtedness; (ii) any act to compel payment of principal or interest on subordinated Indebtedness; and (iii) any action to realize upon any Property securing the subordinated Indebtedness.

                               Page 5 of 6 Pages

Subsidiary means, as to a particular parent Corporation, any Corporation of which 50% or more of indicia of equity rights is directly or indirectly owned by such parent Corporation or by one or more Persons controlled by, controlling or under common control with such parent Corporation.

THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN BANK AND THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANK AND THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANK AND THE PARTIES.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

BORROWER: PERVASIVE SOFTWARE INC.

By:       /s/ JOHN FARR
   -----------------------------------------------------------------------------
Name:     John Farr
     ---------------------------------------------------------------------------
Title:    Director of Finance
      --------------------------------------------------------------------------
Address:  8834 Capitol of Texas Hwy., Ste. 300  Austin 78759
        ------------------------------------------------------------------------

BANK: CHASE BANK OF TEXAS, NATIONAL ASSOCIATION formerly known as
          TEXAS COMMERCE BANK NATIONAL ASSOCIATION


By:       /s/ DONNA DAY
   -----------------------------------------------------------------------------
Name:     Donna Day
     ---------------------------------------------------------------------------
Title:    Vice President
      --------------------------------------------------------------------------
Address:  700 Lavaca  Austin, Texas 78701
        ------------------------------------------------------------------------


EXHIBITS:                                           ANNEXES:
                                                    I  Loan Documents
  A  Application for Standby Letter of Credit       II Subsidiaries
  B  Request for Loan
  C Reporting Requirements, Financial Covenants, and Compliance Certificate

                               Page 6 of 6 Pages

                                   EXHIBIT B
                               REQUEST FOR LOAN
                     LETTERHEAD OF PERVASIVE SOFTWARE INC.






Chase Bank of Texas, National Association
700 Lavaca
Austin, TX 78701



Re:        Request for Loan under Agreement


Attention: Donna Tanner-Day

Gentlemen:

This letter confirms our oral or telephonic request of _________________, 19__, for a Revolving Loan in accordance with that certain Amendment and Restatement of Credit Agreement with Letter of Credit Sublimit as amended, restated and supplemented from time to time, the "Agreement") dated as of the Effective Date between you and us. Any term defined in the Agreement and used in this letter has the same meaning as in the Agreement.

The proposed Revolving Loan is to be: an Alternate Base Rate Loan or a LIBOR Loan (and if a LIBOR Loan, the Calculation Certificate for Determination of LIBOR Spread is attached), and is to be in the amount of $______________ and is to be made on _________________________, 19__, which is a Business Day at least _____ Business Days after the date of this letter. The proceeds of the proposed Revolving Loan should be (check one):

           [_] deposited into account number __________________ with the Bank.

           [_] ________________________________________________________________.

The undersigned hereby certifies that:

           (1) The representations and warranties made by the Borrower or by any other Person in the Agreement and the other Loan Documents are true and correct on and as of this date as though made on this date.

           (2) The proposed Loan complies with all applicable provisions of the Agreement.

           (3) No Event of Default has occurred and is continuing.

                                                Sincerely,
                                                PERVASIVE SOFTWARE INC.


                                                By:
                                                   -----------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------







                            EXHIBIT B  Page 1 of 1

                                    ANNEX I

                                LOAN DOCUMENTS

"Loan Documents" includes, but is not limited to, the following:

1.       Agreement

2.       Applications

3.       Revolving Note

4.       Financial Statements of Borrower as required by Exhibit C

5.       Compliance Certificate

6.       Security Agreements, in Proper Form, covering:
          Accounts and General Intangibles, Inventory, Equipment

7.       Financing Statements

8.       UCC search

9.       Certified Copies of Organizational and Authority Documents

10.      Insurance policies and certificates



                     Loan Documents - ANNEX I  Page 1 of 1

                        EXHIBIT C to Agreement between
    PERVASIVE SOFTWARE INC. ("Borrower") and Chase Bank of Texas, National Association formerly known as Texas Commerce Bank National Association ("Bank")
  dated the Effective Date as same may be amended, restated and supplemented in writing.
                REPORTING REQUIREMENTS, FINANCIAL COVENANTS AND
             COMPLIANCE CERTIFICATE FOR CURRENT REPORTING PERIOD
                      ENDING ________, 199_ ("END DATE")

A. Reporting Period. Borrower will provide this Exhibit completed in Proper Form with each financial statement delivered under the Agreement.
          THIS REPORT IS FOR THE QUARTER ("REPORTING PERIOD")
                      ENDING _______, 199_ ("END DATE").

BORROWER'S FISCAL YEAR ENDS ON _________, 19__.

=================================================================================================================================
B. Financial Reporting.  Borrower will provide the following financial information within the times indicated:       Compliance
=================================================================================================================================
                     WHO                              WHEN DUE                               WHAT                     (Circle):
---------------------------------------------------------------------------------------------------------------------------------
   BORROWER                                 (i) Within 120 days of         GAAP financial statements (balance         Yes     No
                                            Borrower's fiscal year end     sheet, income, cash flow) audited with
                                                                           unqualified opinion by independent CPAs
                                                                           satisfactory to Bank, with Compliance
                                                                           Certificate and Securities and Exchange
                                                                           Commission Form 10-K
                                            -------------------------------------------------------------------------------------
                                            (ii) Within 45 days of each    Unaudited consolidated financial           Yes     No
                                            quarter End Date including     statements accompanied by Compliance
                                            FYE quarter                    Certificate and Securities and Exchange
                                                                           Commission Form 10-Q
                                            -------------------------------------------------------------------------------------
                                            (iii) Within 30 days of        Accounts receivable aging and listing;     Yes     No
                                            each month end including       and accounts payable aging and listing
                                            FYE month if any
                                            outstandings equal to or
                                            exceeding $2,000,000.00
                                            under the Revolving Loan
---------------------------------------------------------------------------------------------------------------------------------

=================================================================================================================================
 C. FINANCIAL COVENANTS.  Borrower will comply with the following financial covenants, applying GAAP, the             Compliance
 definitions in Section 8, and the calculations and adjustments from the Actual Reported column below:
--------------------------------------------------------------------------------------------------------------
 REQUIRED. Each applies at all times and is       ACTUAL REPORTED.  As of End Date or for reporting period             (Circle)
 reported as indicated:                           specified for financial test,  as appropriate:                      Yes     No
=================================================================================================================================
 1. Maintain a Tangible Net Worth as adjusted     Stockholders' Equity                       $_________               Yes    No
 of at least $19.500,000.00 as of                 Minus:            Goodwill                 $_________
 December 31, 1997 increased quarterly by                           Other Intangible Assets  $_________
 (a) 75% of Borrower's net income generated                         Loans/Advances to
 after December 31, 1997 with the increased                          Equity holders          $_________
 minimum TNW requirement beginning with the                         Loans to Affiliates      $_________
 March 31, 1998 calculation and continuing        Plus:             Subordinated Debt        $_________
 thereafter on the last day of each quarter;
 (b) 100% of all equity increases resulting       =  Tangible Net Worth as adjusted          $_________
 from issuance of additional stock and
 acquisitions and decreased by acquired R&D
 write-offs and amortization of goodwill up to
 $4,000,000.00 annually.
---------------------------------------------------------------------------------------------------------------------------------
 2. Maintain a Quick Ratio of at least 1.5:1.0
 at the end of each quarter.                      $_____________     /$______________       = $_________               Yes    No
                                                   Current Assets    Current Liabilities       Quick Ratio
                                                   (less inventory)  (including Bank
                                                                     Indebtedness outstanding
                                                                     on the Revolving Note)
---------------------------------------------------------------------------------------------------------------------------------
 3. Capital expenditures shall not exceed the     Capital expenditures will exclude any capital expenditures
 following without prior written consent from     associated with any merger or acquisition that has been              Yes    No
 the Bank:                                        approved by the bank.

 $3,600,000 for the Fiscal Year
 Ending June 30, 1998.
 $8,000,000 for the Fiscal Year
 Ending June 30, 1999.
 10% of gross revenues for the prior four (4)
 fiscal quarters beginning with the fiscal
 quarter ending September 30, 1999 and each
 fiscal quarter thereafter.
=================================================================================================================================

=================================================================================================================================
 D. Other Required Covenants to be maintained and to be certified.         COMPLIANCE CERTIFICATE                    Compliance
=================================================================================================================================
                         REQUIRED                                               ACTUAL REPORTED
                                                                                                                      (Circle)
---------------------------------------------------------------------------------------------------------------------------------
 (i)  No change in  Chief Executive Officer of Borrower,
 without prior written consent of Bank.                                                                                Yes    No
---------------------------------------------------------------------------------------------------------------------------------
 (ii)  No additional debt in excess of $500,000.00 at any                                                              Yes    No
 time other than normal trade debt; capital leases;
 Indebtedness secured by purchase money liens to acquire
 fixed assets; financing insurance premiums for ordinary
 coverages; or debt consented to in advance by Bank, which
 consent shall be given unless Bank believes in its good
 faith discretion that Borrower, giving effect to such
 consent, shall be subject to a lower credit grade under
 its normal standards than such grade as it was of the
 Effective Date.
---------------------------------------------------------------------------------------------------------------------------------
 (iii)  No additional Liens, other than in favor of Bank,                                                              Yes    No
 in excess of $500,000.00, without prior written consent
 of Bank
---------------------------------------------------------------------------------------------------------------------------------
 (iv)  An annual field analysis will be performed by                                                                   Yes    No
 Bank's Audit and Asset Management Division if:  (1) there
 are any outstandings equal to or exceeding $2,000,000.00
 under the Revolving Loan; and/or (2) the Borrower
 defaults on any covenant in this Agreement
---------------------------------------------------------------------------------------------------------------------------------
 (v)  No cash acquisitions in an amount exceeding                                                                      Yes    No
 $4,000,000.00 or acquisitions utilizing the Bank
 Commitment, without the prior written consent of the Bank.
=================================================================================================================================


                          EXHIBIT C Page 1 of 2 Pages

THE ABOVE SUMMARY REPRESENTS SOME OF THE COVENANTS AND AGREEMENTS CONTAINED IN THE AGREEMENT AND DOES NOT IN ANY WAY RESTRICT OR MODIFY THE TERMS AND CONDITIONS OF THE AGREEMENT. IN CASE OF CONFLICT BETWEEN THIS EXHIBIT AND THE AGREEMENT, THE AGREEMENT SHALL CONTROL.

The undersigned certifies that the above information and computations are true and correct and not misleading as of the date hereof, and that since the date of the Borrower's most recent Compliance Certificate (if any):
         No default or Event of Default has occurred under the Agreement during the current Reporting Period, or been discovered from a prior period, and not reported.
         A default or Event of Default (as described below) has occurred during the current Reporting Period or has been discovered from a prior period and is being reported for the first time and:
                     was cured on _______________.
                     was waived by Bank in writing on ___________.
                     is continuing.
         Description of Event of Default:
                                         ---------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

Executed _________, 19__.

BORROWER: PERVASIVE SOFTWARE INC.

SIGNATURE:
          ----------------------------------------------------------------------
NAME:
     ---------------------------------------------------------------------------
TITLE:           (CFO, Director of Finance, Controller or President)
      --------------------------------------------------------------------------
ADDRESS:
        ------------------------------------------------------------------------




                             EXHIBIT C Page 2 of 2

                                    ANNEX II

                                  SUBSIDIARIES

Subsidiary Name                                                           Where
  and Address                                                             Incorporated              % Owned
---------------                                                           ------------              -------
Pervasive Software European Service and Support Center                    Ireland                   100.0%
4th Floor
18-19 College Green
Dublin 2
Ireland

Pervasive Software GmbH                                                   Germany                   100.0%
Hessenring 1221
D-61348 Bad Homburg
Germany

Pervasive Software FSC Inc.                                               Barbados                  100.0%
8834 Capital of Texas Hwy. N., Suite 300
Austin, Texas  78759

Pervasive Software Co. Ltd. (formerly Btrieve Technologies Japan, Ltd.)   Japan                     80.5%
Mas. Mita Building
2-15-8 Inamoto-Cho
Chiyoda-Ku
Tokyo, Japan 101

NOTE: Bank is aware that Borrower is presently attempting to restructure its operations in Japan. Such restructuring may involve the acquisition of the remaining 19.5% interest in Pervasive Software Co. Ltd. OR the winding down of the affairs of Pervasive Software Co. Ltd. and the creation of a new wholly-owned subsidiary to serve as the Borrower's operating entity in Japan. Bank hereby consents to the above without further notice from the Borrower.

Pervasive Software N.V.                                                   Belgium                   100.0%
Airport Blvd. Office Park
Bessenveldstraat 25A
B-1831 Diegem
Belgium

Pervasive Software, Ltd.                                                  U.K.                      100.0%
Victoria House,
Desborough Street
High Wycombe
Buckinghamshire
England  H8 112NF

Pervasive Software North Asia, Ltd.                                       Hong Kong                 100.0%
3208 Shell Tower
Times Square
Causeway Bay
Hong Kong

Subsidiary planned to be formed as of Agreement Effective Date and
permitted under Agreement (Names are subject to change)                   Where
                                                                          Incorporated              % Owned
                                                                          ------------              -------

Pervasive Software Southern Europe                                        France                    100.0%
Rue des Trois Fontanots
20 espalanade Charles De Gaulle
92000 Nanterre
France

NOTE: Will be incorporated in France as a S.A.R.L. Currently operating as a branch of the Borrower.

Pervasive Software International Inc.
NOTE: A U.S. holding company which will own all foreign subsidiaries and branch operations.


                              ANNEX II Page 1 of 1

                                PROMISSORY NOTE
                                 (this "Note")

U.S. $4,000,000.00                                  February 28, 1998 ("Date")

FOR VALUE RECEIVED, PERVASIVE SOFTWARE INC. ("Borrower"), promises to pay to the order of CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, formerly known as TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Bank") on or before September 30, 1999 (the "Termination Date"), at its banking house at 712 Main Street, P.O. Box 2558, Houston, Harris County, TX 77252-2558, or at such other location as Bank may designate, in lawful money of the United States of America, the lesser of: (i) the principal sum of FOUR MILLION AND NO/100THS UNITED STATES DOLLARS (U.S. $4,000,000.00) (the "Maximum Loan Total"); or (ii) the aggregate unpaid principal amount of all loans made by Bank to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined) (each such loan being a "Loan"), which may be outstanding on the Termination Date. Each Loan shall be due and payable on the maturity date agreed to by Bank and Borrower with respect to such Loan (the "Maturity Date"). In no event shall any Maturity Date fall on a date after the Termination Date. Subject to the terms and conditions of this Note and the Loan Documents, Borrower may borrow, repay and reborrow all or any part of the credit provided for herein at any time before the Termination Date, there being no limitation on the number of Loans made so long as the total unpaid principal amount at any time outstanding does not exceed the Maximum Loan Total.

"Alternate Base Rate" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next higher 1/16 of 1%) equal to the greatest of: (a) the Prime Rate or (b) the Federal Funds Effective Rate in effect on such day plus 1/4 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum determined from time to time by the Bank as its prime rate in effect at its principal office in Houston, Texas and thereafter entered in the minutes of its Loan and Discount Committee; each change in the Prime Rate shall be effective on the date such change is determined; without special notice to the Maker or any other person or entity. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED TO ANY CUSTOMER AND ANY STATEMENT, REPRESENTATION OR WARRANTY IN THAT REGARD OR TO THAT EFFECT IS EXPRESSLY DISCLAIMED BY BANK. PAYEE MAY MAKE LOANS AT RATES OF INTEREST AT, ABOVE OR BELOW THE PRIME RATE. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Bank from three Federal funds brokers of recognized standing selected by Bank. If for any reason the Bank shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Bank to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

"Alternate Base Rate Loan" means a Loan which bears interest at a rate determined by reference to the Alternate Base Rate.

"Assessment Rate" means, for any date, the annual rate (rounded upwards, if not already a whole multiple of 1/16 of 1%, to the next higher 1/16 of 1%) most recently estimated by the Bank as the then current net annual assessment rate that will be employed in determining amounts payable by the Bank to the Federal Deposit Insurance Corporation for insurance by the Corporation of time deposits made in dollars at its domestic offices.

"Board" means the Board of Governors of the Federal Reserve System of the United States.

"Borrowing Date" means any Business Day on which Bank shall make a Loan hereunder.

"Business Day" means a day: (i) on which Bank and commercial banks in New York City are generally open for business; and (ii) with respect to LIBOR Loans, on which dealings in United States Dollar deposits are carried out in the interbank markets.

"Highest Lawful Rate" means the maximum nonusurious rate of interest from time to time permitted by applicable law. If Texas law determines the Highest Lawful Rate, Bank has elected the "indicated" (weekly) ceiling as defined in the Texas Credit Code or any successor statute. Bank may from time to time, as to current and future balances, elect and implement any other ceiling under such Code and/or revise the index, formula or provisions of law used to compute the rate on this open-end account by notice to Borrower, if and to the extent permitted by, and in the manner provided in such Code.

"Interest Period" means the period commencing on the Borrowing Date and ending on the Maturity Date, consistent with the following provisions. The duration of each Interest Period shall be: (a) in the case of an Alternate Base Rate Loan, a period of up to 90 days unless any portion thereof is converted to a LIBOR Loan hereunder; and (b) in the case of a LIBOR Loan, a period of up to one, two or three months; in each case as

                               Page 1 of 5 Pages
selected by Borrower in accordance with the terms of this Note. Borrower's choice of Interest Period is subject to the following limitations: (i) No Interest Period shall end on a date after the Termination Date; and (ii) If the last day of an Interest Period would be a day other than a Business Day, the Interest Period shall end on the next succeeding Business Day (unless the Interest Period relates to a LIBOR Loan and the next succeeding Business Day is in a different calendar month than the day on which the Interest Period would otherwise end, in which case the Interest Period shall end on the next preceding Business Day).

"LIBOR Loan" means a Loan which bears interest at a rate determined by reference to the LIBOR Rate.

"LIBOR Rate" means a per annum interest rate determined by Bank by dividing: (i) the average rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which United States dollar deposits in an amount comparable to the principal amount of the LIBOR Loan to which such LIBOR Rate is applicable for a term equal to or substantially equal to the Interest Period are offered by Bank to prominent banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the applicable Interest Period; by (ii) Statutory Reserves.

"LIBOR Spread" means a spread of the following basis points (100 basis points equaling 1.00%), based upon the Borrower's ratio of Total Funded Liabilities to EBITDA as of the most recent fiscal quarter End Date (March 31, June 30, September 30 and December 31) as defined and calculated in accordance with the attached Exhibit A:

        ============================================================
        Total Funded Liabilities                      LIBOR Spread
        / EBITDA                                      (basis points)
        ------------------------------------------------------------
        if .74 or less                                then  150
        ------------------------------------------------------------
        if .75 to 1.49                                then  175
        ------------------------------------------------------------
        if 1.50 or more                               then  200
        ============================================================

"Loan Documents" means this Note and any document or instrument evidencing, securing, guaranteeing or given in connection with this Note, including, but not limited to, that certain Amendment and Restatement of Credit Agreement dated as of February 28, 1998 entered into by and between Borrower and Bank (as may be amended from time to time, the "Credit Agreement").

"Obligations" means all principal, interest and other amounts which are or become owing under this Note or any other Loan Document.

"Obligor" means Borrower and any guarantor, surety, co-signer, general partner or other person who may now or hereafter be obligated to pay all or any part of the Obligations.

Specified Non-Cash Charges means all non-cash charges to the Borrower's income statement (not reflected as depreciation or amortization) (a) resulting from stock option transactions; or (b) as agreed in writing by Bank in its sole discretion, upon Borrower's request.

"Statutory Reserves" means the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which Bank is subject to, with respect to the LIBOR Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     Loans may be either Alternate Base Rate Loans or LIBOR Loans, as selected by Borrower in accordance with the terms of this Note. Borrower shall pay interest on the unpaid principal amount of each Alternate Base Rate Loan at a rate per annum equal to the lesser of: (i) the Alternate Base Rate in effect from time to time (the "Effective Alternate Base Rate"); or (ii) the Highest Lawful Rate. Accrued interest on each Alternate Base Rate Loan is due and payable on the last day of each month and at the Maturity Date.

     Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan for the Interest Period with respect thereto at a rate per annum equal to the lesser of: (i) the LIBOR Rate plus the LIBOR Spread (the "Ratio Effective LIBOR Rate") (the Initial Effective LIBOR Rate or the Ratio Effective LIBOR Rate, whichever applies, is hereinafter sometimes the "Effective LIBOR Rate"); or (ii) the Highest Lawful Rate. Accrued interest on each LIBOR Loan is due on the last day of each Interest Period applicable thereto and on any prepayment (on the amount prepaid).

     If at any time the effective rate of interest which would otherwise be payable on any Loan evidenced by this Note exceeds the Highest Lawful Rate, the rate of interest to accrue on the unpaid principal balance of such Loan during all such times shall be limited to the Highest Lawful Rate, but any subsequent reductions in such interest rate shall not become effective to reduce such interest rate below the Highest Lawful Rate until the total amount of interest accrued on the unpaid principal balance of such Loan equals the total amount of interest which would have accrued if the Effective Alternate Base Rate, or Effective LIBOR Rate, whichever is applicable, had at all times been in effect.

                               Page 2 of 5 Pages

     Each LIBOR Loan shall be in an amount not less than $500,000.00 and an integral multiple of $100,000.00.

     Interest shall be computed on the basis of the actual number of days elapsed and a year comprised of 360 days.

     The unpaid principal balance of this Note at any time will be the total amounts advanced by Bank, less the amount of all payments or prepayments of principal. Absent manifest error, the records of Bank will be conclusive as to amounts owed.

     Loans shall be made on Borrower's irrevocable notice to Bank, given not later than 10:00 A.M. (Houston time) on, in the case of LIBOR Loans, the third Business Day prior to the proposed Borrowing Date or, in the case of Alternate Base Rate Loans, the Business Day of the proposed Borrowing Date. Each notice of a requested borrowing (a "Notice of Requested Borrowing") under this paragraph may be oral or written, and shall specify: (i) the requested amount;
(ii) proposed Borrowing Date; (iii) whether the requested Loan is to be an Alternate Base Rate Loan or LIBOR Loan; and (iv) Interest Period for the LIBOR Loan. If any Notice of Requested Borrowing shall be oral, Borrower shall deliver to Bank prior to the Borrowing Date a confirmatory written Notice of Requested Borrowing.

     Borrower may on any Business Day prepay the outstanding principal amount of any Alternate Base Rate Loan, in whole or in part, without penalty or premium. Borrower shall have the right to prepay any LIBOR Loan, subject to Borrower's indemnity and reimbursement set out hereinafter.

     Provided that no Event of Default has occurred and is continuing, Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by providing Bank at least three Business Day's written or telecopy notice of such election, specifying the Loan or portion thereof to be continued and the Interest Period therefor and whether it is to be an Alternate Base Rate Loan or LIBOR Loan provided that any continuation as a LIBOR Loan shall not be less than $500,000.00 and shall be in an integral multiple of $100,000.00. If an Event of Default shall have occurred and be continuing, the Borrower shall not have the option to elect to continue any such LIBOR Loan or to convert Alternate Base Rate Loans into LIBOR Loans. Provided that no Event of Default has occurred and is continuing, Borrower may elect to convert any Alternate Base Rate Loan at any time or from time to time to a LIBOR Loan by providing Bank at least three Business Day's written or telecopy notice of such election, specifying each Interest Period therefor. Any conversion of Alternate Base Rate Loans shall not result in a borrowing of LIBOR Loans in an amount less than $500,000.00 and in integral multiples of $100,000.00.

     If at any time Bank determines in good faith (which determination shall be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Bank or its foreign branch or branches to maintain any LIBOR Loan by means of dollar deposits obtained in the London interbank market (any of the above being described as a "LIBOR Event"), then, at the option of Bank, the aggregate principal amount of all LIBOR Loans outstanding shall be prepaid; however the prepayment may be made with an Alternate Base Rate Loan. Upon the occurrence of any LIBOR Event, and at any time thereafter so long as such LIBOR Event shall continue, the Bank may exercise its aforesaid option by giving written notice thereof to Borrower within 30 days after Bank's determination that a LIBOR Event has occurred).

     If any domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law): (a) changes, imposes, modifies, applies or deems applicable any reserve, special deposit or similar requirements in respect of any LIBOR Loan; or (b) imposes on Bank or the interbank eurocurrency deposit and transfer market or the market for domestic bank certificates or deposit any other condition affecting any such LIBOR Loan; and the result of any of the foregoing is to impose a cost to Bank of agreeing to make, funding or maintaining any such LIBOR Loan or to reduce the amount of any sum receivable by Bank in respect of any such Loan, then Bank may notify Borrower in writing of the happening of such event and Borrower shall upon demand pay to Bank such additional amounts as will compensate Bank for such costs as determined by Bank. In no event shall the additional costs exceed the costs of an Alternate Base Rate loan. Without prejudice to the survival of any other agreement of Borrower under this Note, the obligations of Borrower under this paragraph shall survive the termination of this Note.

     Borrower will indemnify Bank against, and reimburse Bank on demand for, any loss, cost or expense incurred or sustained by Bank (including without limitation any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Bank to fund or maintain LIBOR Loans) as a result of: (a) any payment or prepayment (whether permitted by Bank or required hereunder or otherwise) of all or a portion of any LIBOR Loan on a day other than the Maturity Date of such Loan; (b) any payment or prepayment, whether required hereunder or otherwise, of any LIBOR Loan made after the delivery of a Notice of Requested Borrowing but before the applicable Borrowing Date if such payment or prepayment prevents the proposed Loan from becoming fully effective; or (c) the failure of any LIBOR Loan to be made by Bank due to any action or inaction of Borrower. Such funding losses and other costs and expenses shall be calculated and billed by Bank and such bill shall, as to the costs incurred, be conclusive absent manifest error.

                               Page 3 of 5 Pages

     All past-due principal and interest on this Note, will, at Bank's option, bear interest at the lesser of Highest Lawful Rate, or a rate per annum equal to the Alternate Base Rate plus three percent (3%).

     In addition to all principal and accrued interest on this Note, Borrower agrees to pay: (a) all reasonable costs and expenses incurred by Bank and all owners and holders of this Note in collecting this Note through probate, reorganization, bankruptcy or any other proceeding; and (b) reasonable attorney's fees if and when this Note is placed in the hands of an attorney for collection.

     Borrower and Bank intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Note will never exceed the Highest Lawful Rate. If Bank contracts for, charges or receives any excess interest, it will be deemed a mistake. Bank will automatically reform the contract or charge to conform to applicable law, and if excess interest has been received, Bank will either refund the excess to Borrower or credit the excess on the unpaid principal amount of this Note. All amounts constituting interest will be spread throughout the full term of this Note in determining whether interest exceeds lawful amounts.

     If any Event of Default (as defined in the Credit Agreement) occurs, then Bank may do any or all of the following: (i) cease making Loans hereunder; (ii) declare the Obligations to be immediately due and payable, without notice of acceleration or of intention to accelerate, presentment and demand or protest or notice of any kind, all of which are hereby expressly waived; (iii) set off, in any order, against the Obligations any debt owing by Bank to any Obligor, including, but not limited to, any deposit account, which right is hereby granted by each Obligor to Bank; and (iv) exercise any and all other rights under the Loan Documents, at law, in equity or otherwise.

     No waiver of any default is a waiver of any other default. Bank's delay in exercising any right or power under any Loan Document is not a waiver of such right or power.

     Each Obligor severally waives notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and the filing of suit and diligence in collecting this Note and all other demands and notices, and consents and agrees that its liabilities and obligations will not be released or discharged by any or all of the following, whether with or without notice to it or any other Obligor, and whether before or after the stated maturity hereof: (i) extensions of the time of payment; (ii) renewals; (iii) acceptances of partial payments; (iv) releases or substitutions of any collateral or any Obligor; and (v) failure, if any, to perfect or maintain perfection of any security interest in any collateral. Each Obligor agrees that acceptance of any partial payment will not constitute a waiver and that waiver of any default will not constitute waiver of any prior or subsequent default.

     Where appropriate the neuter gender includes the feminine and the masculine and the singular number includes the plural number.

     Borrower represents and agrees that: all Loans evidenced by this Note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, or household use as such terms are used in the Texas Finance Code. Borrower represents and agrees that each of the following statements is true unless the box preceding that statement is checked and initialed by Borrower and Bank: [ ] (i) No advances will be used primarily for agricultural purposes as such term is used in the Texas Credit Code. [ ]
(ii) No advances will be used for the purpose of purchasing or carrying any margin stock as that term is defined in Regulation U of the Board. Notwithstanding anything contained herein or in any other Loan Document, if this is a consumer credit obligation (as defined or described in 12 C.F.R. 227, Regulation AA, promulgated by the Board), the security for this credit obligation will not extend to any non-possessory security interest in household goods (as defined in Regulation AA) other than a purchase money security interest, and no waiver of any notice contained herein or therein will extend to any waiver of notice prohibited by Regulation AA.

     Chapter 346 of the Texas Finance Code (and any successor enactment) shall not apply to this Note or to any Loan evidenced by this Note.

     This Note is governed by Texas law. If any provision of this Note is illegal or unenforceable, that illegality or unenforceability will not affect the remaining provisions of this Note. BORROWER AND BANK AGREE THAT THE COUNTY IN WHICH BANK'S PRINCIPAL OFFICE IS LOCATED IN TEXAS IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT BY BORROWER OR BANK, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR PROCEEDING AGAINST BORROWER MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN SUCH COUNTY TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. BANK MAY SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW AND MAY BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER PROPER JURISDICTIONS OR VENUES.

                               Page 4 of 5 Pages

     For purposes of this Note, any assignee or subsequent holder of this Note will be considered the "Bank," and each successor to Borrower will be considered the "Borrower."

     Each Borrower and cosigner represents that if it is not a natural person, it is duly organized and validly existing and in good standing under the laws of the state of its incorporation or organization; has full power to own its properties and to carry on its business as now conducted; is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable; and has not commenced any dissolution proceedings. Each Borrower and cosigner that is subject to the Texas Revised Partnership Act ("TRPA") agrees that Bank is not required to comply with Section 3.05(d) of the TRPA and agrees that Bank may proceed directly against one or more partners or their property without first seeking satisfaction from partnership property. Each Borrower and cosigner represents that if it conducts business under an assumed business or professional name it has properly filed Assumed Name Certificate(s) in the office(s) required by Chapter 36 of the Texas Business and Commerce Code. Each of the persons signing below as Borrower or cosigner represents that he/she has full requisite power and authority to execute and deliver this Note to Bank on behalf of the party for whom he/she signs and to bind such party to the terms and conditions of this Note and that this Note is enforceable against such party.

     NO COURSE OF DEALING BETWEEN BORROWER AND BANK, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT OR MODIFY ANY TERM OF THIS NOTE OR ANY OTHER LOAN DOCUMENT.

     THIS NOTE AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          IN WITNESS WHEREOF, Borrower has executed this Note effective the day, month and year first aforesaid.

                              BORROWER:  PERVASIVE SOFTWARE INC.


                              By:      /s/ JOHN FARR
                                 -----------------------------------------------

                              Name:   John Farr
                                   ---------------------------------------------

                              Title:  Director of Finance
                                    --------------------------------------------
                                      & Asst. Corp. Secretary


(Bank's signature is provided as its acknowledgment of the above as the final written agreement between the parties and as its agreement with each Borrower subject to TRPA that Bank is not required to comply with Section 3.05(d) of TRPA.)

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION formerly known as
TEXAS COMMERCE BANK NATIONAL ASSOCIATION


By:     /s/ DONNA DAY
   --------------------------------------

Name:   Donna T. Day
     ------------------------------------

Title:  Vice President
      -----------------------------------

                               Page 5 of 5 Pages

                     EXHIBIT A to Promissory Note between
    PERVASIVE SOFTWARE INC. ("Borrower") and Chase Bank of Texas, National
                                  Association
      formerly known as Texas Commerce Bank National Association ("Bank")
                        dated as of February 28, 1998.

          CALCULATION CERTIFICATE FOR DETERMINATION OF LIBOR SPREAD.

  THIS CALCULATION IS FOR THE QUARTER ENDING ______________________, 199___.




================================================================================================================
Total Funded Liabilities to EBITDA for the 12               Most         + YTD this    - YTD last      Total
months ending at each fiscal quarter End Date              -----         ----------    ----------      -----
                                                           Recent           Year          Year
                                                           ------           ----          ----
                                                           FYE
                                                           ---

                                      Net income           $______        $______       $______        $______

                                      Plus: Depreciation   $______        $______       $______        $______

                                            Amortization   $______        $______       $______        $______

                                        Interest Expense   $______        $______       $______        $______

                                             Tax Expense   $______        $______       $______        $______

                                          Specified Non-
                                          Cash Charges     $______        $______       $______        $______

                                       Equals: EBITDA  =   $______        $______       $______        $______

                          As of fiscal quarter End Date:
                          Loans from Bank                                       $___________
                          Plus: Other Liabilities
                            for borrowed money
                            (excluding normal trade debts)                      $___________

                          Equals:  Total Funded Liabilities =                   $
                                                                                 ===========
                          $_________________________   /   $__________           =__________
                          Total Funded Liabilities          EBITDA                Ratio
================================================================================================================



     The undersigned certifies that the above information and computations are true and correct and not misleading as of the date hereof, and that since the date of the Borrower's most recent Calculation Certificate (if any):

     No default or Event of Default has occurred under the Agreement during the current Reporting Period, or been discovered from a prior period, and not reported.

     A default or Event of Default (as described below) has occurred during the current Reporting Period or has been discovered from a prior period and is being reported for the first time and:
             was cured on ___________________________________.
             was waived by Bank in writing on ______________________________.
             is continuing.

     Description of Event of Default:___________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

Executed  _________________________, 19__.

BORROWER: PERVASIVE SOFTWARE INC.

SIGNATURE:
          ----------------------------------------------------------------------

NAME:
     ---------------------------------------------------------------------------

TITLE:           (CFO, Director of Finance, Controller or President)
      --------------------------------------------------------------------------

ADDRESS:
        ------------------------------------------------------------------------


                             EXHIBIT A Page 1 of 1